GPS FUNDS I
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT effective as of the 1st day April, 2011, to the Transfer Agent Servicing Agreement, dated as of May 11, 2001, as amended August 27, 2002 and May 15, 2007 (the “Agreement”), is entered into by and between GPS Funds I f/k/a AssetMark Funds, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

NOW, THEREFORE, the parties agree as follows:

Effective as of April 1, 2011, AssetMark Funds shall be known as GPS Funds I.  Accordingly, all references to the AssetMark Funds in the Agreement shall be replaced with GPS Funds I.

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GPS FUNDS I	U.S. BANCORP FUND SERVICES, LLC

By: _____________________________	By: ________________________________

Name:___________________________	Name: Michael R. McVoy

Title: ____________________________	Title: Executive Vice President

2011

Exhibit A to the Transfer Agent
Servicing Agreement – GPS Funds I

Separate Series of GPS Funds I

GuideMark Large Cap Growth Fund
GuideMark Large Cap Value Fund
GuideMark Small/Mid Cap Core Fund
GuideMark World ex-US Fund
GuideMark Tax-Exempt Fixed Income Fund
GuideMark Core Fixed Income Fund
GuideMark Opportunistic Equity Fund

U.S. BANCORP FUND SERVICES, LLC TRANSFER AGENT SERVICES –GPS Funds I ANNUAL FEE SCHEDULE EFFECTIVE APRIL 1, 2011
Shareholder Account Fee (Subject to Minimum)
No-Load  - $[   ] per  account
Load Fund - $[   ] per account
Money Market - $[   ] per account

Annual Minimum
$[   ] per fund or class
$[   ] first load or money market fund

Activity Charges:
Telephone Call - $[   ] per call
Draft Check Processing - $[   ] per draft
Daily Valuation Trades - $[   ] per trade

ACH Shareholder Services:
$[   ] per month per fund group
$[   ] per ACH item, setup and/or change
$[   ] per correction, reversal, return item

Plus out-of-pocket expenses, including but not limited to:
♦ Telephone – toll-free lines
♦ Postage
♦ Stationery, Envelopes
♦ Programming, Special Reports
♦ Insurance
♦ Record Retention
♦ Microfilm/fiche of records
♦ Proxies, Proxy Services
♦ ACH fees
♦ NSCC charges
All other out-of-pocket expenses

Extraordinary services - quoted separately

File Transfer - $[   ] per month plus $[   ]/record

                Service Charges to Investors

Qualified Plan Fees (Billed to Investors)
♦ $[   ] per qualified plan account (Cap at $[   ] per SSN)
♦ $[   ] per education IRA account (Cap at $[   ] per SSN)
♦ $[   ] per transfer to successor trustee
♦ $[   ] per distribution to participant (Excluding SWPs)
♦ $[   ] per refund of excess contribution

Additional Shareholder Fees (Billed to Investors)
♦ $[   ] per outgoing wire transfer
♦ $[   ] per telephone exchange
♦ $[   ] per return check or ACH
♦ $[   ] per stop payment
♦ $[   ] per research request (For requested items of the second calendar year [or previous] to the request)(Cap at $[   ])

Fees and  out-of-pocket expenses are billed to the fund  monthly

If the funds allow direct retail shareholders, the following schedule also applies:
 - Additional [   ] basis point per year.

2011